Exhibit 10.42

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of February 1, 2012, by and between OXFORD FINANCE LLC (successor in interest to Oxford Finance Corporation; “Lender”) and OMEROS CORPORATION, a Washington corporation (“Borrower”) whose address is 1420 5th Avenue, Suite 2600, Seattle, WA 98101.

RECITALS

A. Lender and Borrower have entered into that certain Loan and Security Agreement dated as of October 21, 2010 (as amended from time to time, including by that certain Consent and First Amendment to Loan and Security Agreement dated as of February 3, 2011 (the “Consent”), that certain Second Amendment to Loan and Security Agreement dated as of March 25, 2011 and that certain Third Amendment to Loan and Security Agreement dated as of June 13, 2011, as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower is in default of its obligations to deliver to Lender the Polish Share Pledge and take such other actions as Lender shall reasonably request, by January 31, 2012 pursuant to the terms of the Consent (as amended) (the “Existing Event of Default”).

D. Borrower has requested that Lender (i) consent to Borrower’s entry into the Xori Asset Purchase Documents; (ii) consent to Borrower adding a new office; (iii) modify its consent with respect to Borrower’s delivery of the Polish Share Pledge; (iv) waive the Existing Event of Default; and (v) make certain revisions to the Loan Agreement as more fully set forth herein.

E. Lender has agreed to provide such consents and to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Consents.

2.1 Notwithstanding any provision of the Loan Agreement to the contrary, Lender hereby consents to Borrower’s execution and delivery of, and performance under, the Xori Asset Purchase Documents.

2.2 Notwithstanding any provision of the Loan Agreement to the contrary, Lender hereby consents to Borrower’s opening of the Elliott Avenue Office; provided that prior to such opening, Lender has received a landlord waiver, in favor of, and in form and substance satisfactory to, Lender in respect of the Elliott Avenue Office.

2.3 Notwithstanding any provision of the Loan Agreement (or any amendment thereto) to the contrary, Lender hereby acknowledges and agrees that Borrower may create and/or acquire the Polish Subsidiaries, provided Borrower (i) may not capitalize the Polish Subsidiaries with greater than Thirty Thousand Dollars

($30,000) (US) in the aggregate (the “Initial Capitalization”); (ii) other than the Initial Capitalization, may not Transfer any assets to, make any other Investments in, or create or permit to be created by any Polish Subsidiary any Transfers, Liens or Indebtedness; and (iii) shall, unless Borrower has dissolved the Polish Subsidiaries prior thereto, upon the earlier of (x) March 31, 2012 and (y) the receipt by any Polish Subsidiary of the proceeds of any grant or similar monies (including in the form of an Investment or otherwise) from the Polish government (or any other source) (collectively, the “Polish Investment”), deliver to Lender the Polish Share Pledge and take such other actions as Lender shall reasonably request; provided further that Borrower acknowledges and agrees that in the event the Polish Investment is not received and deployed in substantial part by June 30, 2012, Borrower shall, within twenty (20) days thereof, cause the Polish Subsidiaries to be dissolved.

3. Amendments to Loan Agreement.

3.1 Section 6.6 (Operating Accounts). The last sentence of Section 6.6 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Lender by Borrower as such or (ii) the Elliott Avenue Office CD.”

3.2 Section 13.1 (Definitions). The following defined terms hereby are added to Section 13.1 of the Loan Agreement in their appropriate alphabetical order:

“Elliott Avenue Office” means Borrower’s leased location at 201 Elliott Avenue, Seattle, WA, 98121, pursuant to the Elliott Avenue Office Lease.

“Elliott Avenue Office CD” means that certain Certificate of Deposit (no. 471000698) maintained by Borrower at US Bank as collateral for the Elliott Avenue Office Lease Indebtedness; provided that the amount of such Certificate of Deposit does not at any time exceed the amount of the Elliott Avenue Office Lease Indebtedness.

“Elliott Avenue Office Lease” means that certain Lease Agreement by and between Borrower and BMR-201 Elliott Avenue LLC, dated as of January 27, 2012.

“Elliott Avenue Office Lease Indebtedness” means Indebtedness of Borrower consisting of a security deposit, in the form of a letter of credit, delivered pursuant to the terms of the Elliott Avenue Office Lease in respect of the Elliott Avenue Office, so long as (i) such Indebtedness does not to exceed the greater of (i) Five Hundred Sixty Two Thousand Five Hundred Dollars ($562,500) at any time or (ii) the amount required to be delivered by Borrower as a security deposit pursuant to the Elliott Avenue Office Lease.

“Xori Asset Purchase Agreement” means that certain Asset Purchase Agreement by and between Borrower and Xori Corporation with an effective date of February 1, 2012, and attached hereto as Annex I.

“Xori Asset Purchase Documents” means the Xori Asset Purchase Agreement and all instruments and agreements executed and or delivered in connection therewith.

3.3 Section 13.1 (Definitions). The definition of the term “Permitted Indebtedness” hereby is amended by deleting the term “and” at the end of subsection (l) thereof; deleting the period at the end of subsection (m) thereof and replacing it with the phrase “; and”; and adding the following subsection (n) to read as follows:

“(n) Indebtedness consisting of Elliott Avenue Office Lease Indebtedness.”

3.4 Section 13.1 (Definitions). The definition of the term “Permitted Liens” hereby is amended by deleting the term “and” at the end of subsection (n) thereof; deleting the period at the end of subsection (o) thereof and replacing it with the phrase “; and”; and adding the following subsection (p) to read as follows:

“(p) Liens on the Elliott Avenue Office CD in favor of US Bank to secure the Elliott Avenue Office Lease Interestedness.”

3.5 Lender hereby waives the Existing Event of Default.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lender or any Lender may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Lender on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made or as may be required in connection with the Polish Share Pledge; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Lender of this Amendment by each party hereto, and Borrower’s payment of all Lender Expenses incurred through the date of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER: OXFORD FINANCE LLC		BORROWER: OMEROS CORPORATION

By:	/s/ Mark Davis	By:	/s/ Gregory A. Demopulos
Name:	Mark Davis	Name:	Gregory A. Demopulos, M.D.
Title:	Vice President – Finance, Secretary & Treasurer	Title:	Chairman and CEO

[Signature Page to Fourth Amendment to Loan and Security Agreement]